NEWS FOR IMMEDIATE RELEASE

April 24, 2013                                                                           For Further Information Contact:

Paul M. Limbert
President and Chief Executive Officer
or
Robert H. Young
Executive Vice President and Chief Financial Officer

(304) 234-9000
NASDAQ Symbol: WSBC
Website: www.wesbanco.com

WesBanco Announces Increased Earnings

Wheeling, WV… Paul M. Limbert, President and Chief Executive Officer of WesBanco, Inc. (NASDAQ Global Market: WSBC), a Wheeling, West Virginia based multi-state bank holding company, today announced increased earnings for the three months ended March 31, 2013.

Net income for the three months ended March 31, 2013 was $16.0 million compared to $12.0 million for the first quarter of 2012, representing an increase of 33.6%, while diluted earnings per share were $0.55, compared to $0.45 per share for the first quarter of 2012, representing an increase of 22.2%.  Net income, excluding merger-related expenses of $1.2 million, was $16.8 million compared to $12.0 million for 2012, representing an increase of 40.0%, while diluted earnings per share, excluding merger-related expenses, were $0.57 (non-GAAP measure), compared to $0.45 per share for 2012.  The increased earnings improved the return on average assets to 1.07% from 0.87% in the first quarter of last year and the return on average tangible equity (non-GAAP measure) grew to 16.72% from 13.93%.

Mr. Limbert commented, “The 2013 first quarter financial results were very positive. We are pleased with the continued improvement in operating results and the opportunities that our fourth quarter acquisition of Pittsburgh-based Fidelity Bancorp, Inc. (“Fidelity”) provides in our expanded western Pennsylvania market. The Fidelity acquisition has already contributed to the increase in net interest income and many components of non-interest income.  In February, we changed the name on each of the acquired branches and launched our initial marketing campaign.  The operations, communication, branch support and accounting systems were also successfully converted and we are now focused on growing our Pittsburgh customer base and loan originations, while providing expanded products and services to our newest market.”

Financial Condition

Total assets at March 31, 2013 increased 8.7% or $484.8 million from March 31, 2012 due to the acquisition of Fidelity and organic growth. The Fidelity acquisition added 13 branches to WesBanco, located throughout the Pittsburgh metropolitan area. Portfolio loans increased $460.1 million or 14.3% from March 31, 2012 with $312.3 million from western Pennsylvania, which includes the Fidelity acquired loans, and the remaining $147.8 million from other WesBanco regions as originations continued to outpace paydowns. Separate from the western Pennsylvania region, WesBanco grew outstanding loans 4.9% from March 31, 2012 as a result of a 52.2% growth in loan originations from the prior year. Loan growth, excluding the acquisition, and declines in higher cost borrowings of $146.4 million over the last twelve months were funded by deposit growth and the use of other liquid assets. Deposits increased $532.3 million or 11.9% from March 31, 2012, with $433.3 million from the western Pennsylvania region.  Total assets at March 31, 2013 were relatively unchanged compared to 2012 year-end, as were total loans.  However, originated loans increased 23.0% in the first quarter compared to the fourth quarter of last year and the commercial pipeline remains strong.

WesBanco has continued to maintain strong regulatory capital ratios. At March 31, 2013, tier I leverage was 8.92%, tier I risk-based capital was 12.88%, and total risk-based capital was 14.13%, all of which were relatively unchanged from the end of the first quarter of 2012.  Both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators.  Total tangible equity to tangible assets (non-GAAP measure) was 6.97% at March 31, 2013, a 21 basis point increase from a year ago.  Strong earnings and improved capital have enabled WesBanco to increase its dividend five times over the last two years, cumulatively a 36% increase. The current $0.19 per share quarterly dividend rate represents an approximate 3.2% dividend yield.

Credit Quality

WesBanco has significantly improved credit quality over the past year. Total non-performing loans were $63.1 million or 1.71% of total loans at March 31, 2013, which represents a 22.0% decrease from $81.0 million or 2.51% at March 31 of the prior year.  Criticized and classified loans decreased 29.1% over the last twelve months to $168.1 million at March 31, of 2013.  Criticized and classified loans were 4.56% of total loans compared to 7.35% at the end of the 2012 first quarter.

Net charge-offs for the first quarter of 2013 were $3.0 million, or 0.34% of average portfolio loans, and represented the lowest charge-off level in over three years.  Net charge-offs were $6.6 million or 0.82% for the first quarter of 2012.  As a result of the improvement in all measures of credit quality, the provision for credit losses was $2.1 million for the first quarter of 2013 compared to $6.2 million for the same quarter of 2012.  The allowance for loan losses represented 1.40% of total portfolio loans at the end of the first quarter.  However, if the acquired Fidelity loans (which were recorded at fair value at the date of acquisition) were excluded from the ratio, the allowance would approximate 1.50% of the adjusted loan total compared to 1.69% at March 31, 2012.

Net Interest Income

Net interest income increased $4.3 million or 10.3% in the first quarter of 2013 compared to the first quarter of 2012 due to an 8.4% increase in average earning assets, primarily through increased average loan balances.  This increase mitigated the effect of the low interest rate environment, as loans provide the highest rate for investment in new earning assets.  In addition, the net interest margin increased by seven basis points to 3.64% in the first quarter of 2013 through a decrease in rates paid on interest bearing liabilities in excess of the decrease in rates earned on assets. This improvement in funding costs resulted from a 41.0% reduction in higher rate average FHLB and other borrowings, primarily through maturities, a 12.7% increase in total deposits, of which 89.7% were lower cost demand, money market or savings accounts, and the lowering of rates for certain deposit types. Accretion of the purchase accounting adjustments for loans, CDs and borrowings acquired with the Fidelity merger also benefited the net interest margin in the 2013 first quarter.

Non-Interest Income and Non-Interest Expense

Non-interest income for the quarter ended March 31, 2013 increased $2.2 million or 14.2% compared to the same 2012 quarter.  Trust fees increased $0.3 million or 5.6% as assets under management continued to increase from customer development initiatives of trust and investment activities. Net securities brokerage revenues increased $0.4 million or 39.3% due to additional market coverage in the Pittsburgh area and improved production in other markets.  Net gains on sales of mortgage loans increased $0.4 million due to increased volume and higher margins on sold loans.  In addition, the first quarter of 2013 includes a $1.1 million bank-owned life insurance death benefit.

Non-interest expense increased $5.1 million or 14.3% for the first quarter compared to the first quarter of 2012 partially due to Fidelity merger-related expenses of $1.2 million.  Total non-interest expense would have increased 10.9% for the quarter without these charges, to a large extent due to the acquisition of the 13 Fidelity offices in the Pittsburgh area.  Salaries and wages increased $1.5 million due to routine annual adjustments to compensation, increased commissions on higher loan origination and brokerage revenue and an increase in full-time equivalent employees (“FTE”) of 77 primarily due to the acquisition of Fidelity.  Personnel cost savings from Fidelity were primarily achieved by the end of the first quarter.  Employee benefits expense increased $0.7 million primarily from increased pension and employee health insurance costs.

Financial Results Conference Call

WesBanco, Inc. will host a conference call to discuss the Company's financial results for the first quarter of 2013 on Thursday, April 25, 2013, at 11:00 AM EDT.  Callers wishing to participate should access the call by dialing (800) 860-2442 or +1 (412) 858-4600 for international callers.  The call may also be listened to live via Webcast through the "Investor Relations" section of the Company's Web site at www.wesbanco.com or by registering at http://www.videonewswire.com/event.asp?id=93119.  Access to the Webcast will begin approximately 15 minutes prior to the start of the call.

WesBanco is a multi-state bank holding company with total assets of approximately $6.1 billion, operating through 118 branch locations and 106 ATMs in West Virginia, Ohio, and Pennsylvania.  WesBanco’s banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia.  WesBanco also operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

Forward-looking Statements:
Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2012 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.wesbanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, that the businesses of WesBanco and Fidelity may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger of WesBanco and Fidelity may not be fully realized within the expected timeframes; disruption from the merger of WesBanco and Fidelity may make it more difficult to maintain relationships with clients, associates, or suppliers; the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; internet hacking; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

WESBANCO, INC.
Consolidated Selected Financial Highlights			Page 4
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended
STATEMENT OF INCOME	March 31,
Interest and dividend income	2013	2012	% Change
Loans, including fees	$ 44,276	$ 41,964	5.51%
Interest and dividends on securities:
Taxable	7,433	8,590	(13.47%)
Tax-exempt	3,127	3,079	1.56%
Total interest and dividends on securities	10,560	11,669	(9.50%)
Other interest income	56	47	19.15%
Total interest and dividend income	54,892	53,680	2.26%
Interest expense
Interest bearing demand deposits	301	405	(25.68%)
Money market deposits	339	742	(54.31%)
Savings deposits	141	295	(52.20%)
Certificates of deposit	6,148	6,979	(11.91%)
Total interest expense on deposits	6,929	8,421	(17.72%)
Federal Home Loan Bank borrowings	319	1,377	(76.83%)
Other short-term borrowings	623	1,178	(47.11%)
Junior subordinated debt owed to unconsolidated subsidiary trusts	893	874	2.17%
Total interest expense	8,764	11,850	(26.04%)
Net interest income	46,128	41,830	10.27%
Provision for credit losses	2,102	6,202	(66.11%)
Net interest income after provision for credit losses	44,026	35,628	23.57%
Non-interest income
Trust fees	5,018	4,753	5.58%
Service charges on deposits	4,197	3,993	5.11%
Electronic banking fees	2,866	2,763	3.73%
Net securities brokerage revenue	1,497	1,075	39.26%
Bank-owned life insurance	1,949	880	121.48%
Net gains on sales of mortgage loans	712	268	165.67%
Net securities gains	16	100	(84.00%)
Net (loss) / gain on other real estate owned and other assets	(46)	32	(243.75%)
Other income	1,287	1,458	(11.73%)
Total non-interest income	17,496	15,322	14.19%
Non-interest expense
Salaries and wages	15,826	14,315	10.56%
Employee benefits	6,345	5,618	12.94%
Net occupancy	3,192	2,776	14.99%
Equipment	2,407	2,174	10.72%
Marketing	805	771	4.41%
FDIC insurance	971	1,045	(7.08%)
Amortization of intangible assets	625	537	16.39%
Restructuring and merger-related expense	1,178	-	100.00%
Other operating expenses	9,398	8,429	11.50%
Total non-interest expense	40,747	35,665	14.25%
Income before provision for income taxes	20,775	15,285	35.92%
Provision for income taxes	4,754	3,295	44.28%
Net Income	$ 16,021	$ 11,990	33.62%

Taxable equivalent net interest income	$ 47,812	$ 43,488	9.94%

Per common share data
Net income per common share - basic	$ 0.55	$ 0.45	22.22%
Net income per common share - diluted	$ 0.55	$ 0.45	22.22%
Dividends declared	$ 0.19	$ 0.17	11.76%
Book value (period end)	$ 24.80	$ 24.11	2.86%
Tangible book value (period end) (1)	$ 13.74	$ 13.50	1.78%
Average common shares outstanding - basic	29,211,321	26,628,025	9.70%
Average common shares outstanding - diluted	29,268,483	26,631,187	9.90%
Period end common shares outstanding	29,214,018	26,627,689	9.71%

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 5
(unaudited, dollars in thousands)

Selected ratios
	For the Three Months Ended
	March 31,
	2013	2012	% Change

Return on average assets	1.07%	0.87%	22.99%
Return on average equity	9.00	7.54	19.36
Return on average tangible equity (1)	16.72	13.93	20.03
Yield on earning assets (2)	4.31	4.54	(5.07)
Cost of interest bearing liabilities	0.81	1.14	(28.95)
Net interest spread (2)	3.50	3.40	2.94
Net interest margin (2)	3.64	3.57	1.96
Efficiency (1) (2)	60.59	60.64	(0.08)
Average loans to average deposits	73.86	73.88	(0.03)
Annualized net loan charge-offs/average loans	0.34	0.82	(58.54)
Effective income tax rate	22.88	21.56	6.12

	For the Quarter Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2013	2012	2012	2012	2012

Return on average assets	1.07%	0.87%	0.92%	0.87%	0.87%
Return on average equity	9.00	7.36	7.83	7.45	7.54
Return on average tangible equity (1)	16.72	13.16	14.09	13.57	13.93
Yield on earning assets (2)	4.31	4.27	4.37	4.43	4.54
Cost of interest bearing liabilities	0.81	0.93	1.03	1.07	1.14
Net interest spread (2)	3.50	3.34	3.34	3.36	3.40
Net interest margin (2)	3.64	3.50	3.51	3.53	3.57
Efficiency (1) (2)	60.59	62.67	59.45	61.06	60.64
Average loans to average deposits	73.86	74.40	74.95	73.35	73.88
Annualized net loan charge-offs/average loans	0.34	0.47	0.54	0.84	0.82
Effective income tax rate	22.88	21.09	21.16	22.33	21.56
Trust assets, market value at period end	$ 3,451,124	$ 3,238,556	$ 3,236,618	$ 3,133,741	$ 3,164,235

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 6
(unaudited, dollars in thousands, except shares)					% Change
Balance sheets	March 31,			December 31,	December 31, 2012
Assets	2013	2012	% Change	2012	to March 31, 2013
Cash and due from banks	$ 121,692	$ 152,817	(20.37)%	$ 91,716	32.68%
Due from banks - interest bearing	56,571	4,426	1,178.15	33,889	66.93
Securities:
Available-for-sale, at fair value	993,270	1,087,836	(8.69)	1,021,244	(2.74)
Held-to-maturity (fair values of $624,627; $608,186 and $639,273, respectively)	592,033	577,923	2.44	602,509	(1.74)
Total securities	1,585,303	1,665,759	(4.83)	1,623,753	(2.37)
Loans held for sale	14,299	8,611	66.06	21,903	(34.72)
Portfolio loans:
Commercial real estate	1,831,754	1,675,341	9.34	1,858,345	(1.43)
Commercial and industrial	495,748	410,369	20.81	478,025	3.71
Residential real estate	808,528	637,879	26.75	793,702	1.87
Home equity	278,812	250,757	11.19	277,226	0.57
Consumer	268,959	249,351	7.86	280,464	(4.10)
Total portfolio loans, net of unearned income	3,683,801	3,223,697	14.27	3,687,762	(0.11)
Allowance for loan losses	(51,664)	(54,395)	5.02	(52,699)	1.96
Net portfolio loans	3,632,137	3,169,302	14.60	3,635,063	(0.08)
Premises and equipment, net	90,879	81,592	11.38	88,866	2.27
Accrued interest receivable	19,909	19,501	2.09	19,354	2.87
Goodwill and other intangible assets, net	323,003	282,612	14.29	324,465	(0.45)
Bank-owned life insurance	118,666	110,954	6.95	119,671	(0.84)
Other assets	122,989	105,069	17.06	120,037	2.46
Total Assets	$ 6,085,448	$ 5,600,643	8.66%	$ 6,078,717	0.11%

Liabilities
Deposits:
Non-interest bearing demand	$ 888,109	$ 749,733	18.46%	$ 874,923	1.51%
Interest bearing demand	870,067	706,117	23.22	831,368	4.65
Money market	849,401	825,577	2.89	847,805	0.19
Savings deposits	766,265	633,504	20.96	740,568	3.47
Certificates of deposit	1,632,360	1,558,926	4.71	1,649,620	(1.05)
Total deposits	5,006,202	4,473,857	11.90	4,944,284	1.25
Federal Home Loan Bank borrowings	60,767	147,913	(58.92)	111,187	(45.35)
Other short-term borrowings	128,372	187,632	(31.58)	142,971	(10.21)
Junior subordinated debt owed to unconsolidated subsidiary trusts	106,109	106,074	0.03	113,832	(6.78)
Total borrowings	295,248	441,619	(33.14)	367,990	(19.77)
Accrued interest payable	3,620	5,007	(27.70)	3,856	(6.12)
Other liabilities	55,969	38,159	46.67	48,403	15.63
Total Liabilities	5,361,039	4,958,642	8.12	5,364,533	(0.07)

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-	-	-
Common stock, $2.0833 par value; 50,000,000 shares authorized;
29,214,018 shares; 26,633,848 shares and 29,214,660 shares issued, respectively;
29,214,018 shares; 26,627,689 shares and 29,214,660 shares outstanding, respectively	60,862	55,487	9.69	60,863	(0.00)
Capital surplus	241,880	191,891	26.05	241,672	0.09
Retained earnings	429,715	396,281	8.44	419,246	2.50
Treasury stock (0; 6,159 and 0 shares - at cost, respectively)	-	(127)	100.00	-	-
Accumulated other comprehensive income	(6,806)	(326)	(1,987.73)	(6,365)	(6.93)
Deferred benefits for directors	(1,242)	(1,205)	(3.07)	(1,232)	(0.81)
Total Shareholders' Equity	724,409	642,001	12.84	714,184	1.43
Total Liabilities and Shareholders' Equity	$ 6,085,448	$ 5,600,643	8.66%	$ 6,078,717	0.11%

WESBANCO, INC.
Consolidated Selected Financial Highlights				Page 7
(unaudited, dollars in thousands)
Average balance sheet and
net interest margin analysis	Three Months Ended March 31,
	2013		2012
	Average	Average	Average	Average
Assets	Balance	Rate	Balance	Rate
Due from banks - interest bearing	$ 66,623	0.15%	$ 44,389	0.19%
Loans, net of unearned income (1)	3,664,629	4.90%	3,251,637	5.19%
Securities: (2)
Taxable	1,199,706	2.48%	1,269,255	2.71%
Tax-exempt (3)	358,524	5.37%	310,617	6.10%
Total securities	1,558,230	3.14%	1,579,872	3.37%
Other earning assets	20,542	0.60%	21,920	0.47%
Total earning assets (3)	5,310,024	4.31%	4,897,818	4.54%
Other assets	754,962		651,344
Total Assets	$ 6,064,986		$ 5,549,162

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$ 846,494	0.14%	$ 702,418	0.23%
Money market accounts	845,751	0.16%	790,181	0.38%
Savings deposits	750,430	0.08%	612,547	0.19%
Certificates of deposit	1,645,058	1.52%	1,587,353	1.77%
Total interest bearing deposits	4,087,733	0.69%	3,692,499	0.92%
Federal Home Loan Bank borrowings	75,438	1.72%	164,070	3.38%
Other borrowings	139,650	1.81%	200,232	2.37%
Junior subordinated debt	112,376	3.23%	106,070	3.31%
Total interest bearing liabilities (1)	4,415,197	0.81%	4,162,871	1.14%
Non-interest bearing demand deposits	874,078		708,570
Other liabilities	53,500		38,541
Shareholders' equity	722,211		639,180
Total Liabilities and Shareholders' Equity	$ 6,064,986		$ 5,549,162
Taxable equivalent net interest spread		3.50%		3.40%
Taxable equivalent net interest margin		3.64%		3.57%

(1) Gross of allowance for loan losses and net of unearned income. Includes non-accrual and loans held for sale.
Loan fees included in interest income on loans are $1.0 million and $1.0 million for the three months ended March 31, 2013 and 2012, respectively. Additionally, loan accretion included in net interest income on acquired Fidelity loans was $1.3 million for the three months ended March 31, 2013, while accretion on acquired Fidelity interest bearing liabilities was $0.5 million for the three months ended March 31, 2013.
(2) Average yields on available-for-sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 35% for each period presented.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 8
(unaudited, dollars in thousands, except shares and per share amounts)
	Quarter Ended
Statement of Income	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,
Interest income	2013	2012	2012	2012	2012
Loans, including fees	$ 44,276	$ 42,311	$ 41,423	$ 40,957	$ 41,964
Interest and dividends on securities:
Taxable	7,433	7,677	7,722	8,471	8,590
Tax-exempt	3,127	3,129	3,113	3,079	3,079
Total interest and dividends on securities	10,560	10,806	10,835	11,550	11,669
Other interest income	56	55	30	38	47
Total interest and dividend income	54,892	53,172	52,288	52,545	53,680
Interest expense
Interest bearing demand deposits	301	395	397	393	405
Money market deposits	339	397	487	493	742
Savings deposits	141	168	202	200	295
Certificates of deposit	6,148	6,321	6,450	6,621	6,979
Total interest expense on deposits	6,929	7,281	7,536	7,707	8,421
Federal Home Loan Bank borrowings	319	789	1,020	1,288	1,377
Other short-term borrowings	623	976	1,169	1,156	1,178
Junior subordinated debt owed to unconsolidated subsidiary trusts	893	840	869	854	874
Total interest expense	8,764	9,886	10,594	11,005	11,850
Net interest income	46,128	43,286	41,694	41,540	41,830
Provision for credit losses	2,102	3,272	4,497	5,903	6,202
Net interest income after provision for credit losses	44,026	40,014	37,197	35,637	35,628
Non-interest income
Trust fees	5,018	4,655	4,379	4,258	4,753
Service charges on deposits	4,197	4,565	4,362	4,218	3,993
Electronic banking fees	2,866	2,807	2,846	2,920	2,763
Net securities brokerage revenue	1,497	1,284	1,131	1,114	1,075
Bank-owned life insurance	1,949	870	891	874	880
Net gains on sales of mortgage loans	712	1,015	993	599	268
Net securities gains	16	752	316	1,294	100
Net (loss) / gain on other real estate owned and other assets	(46)	(7)	(48)	(282)	32
Other income	1,287	1,656	1,092	899	1,458
Total non-interest income	17,496	17,597	15,962	15,894	15,322
Non-interest expense
Salaries and wages	15,826	15,885	14,758	13,955	14,315
Employee benefits	6,345	5,924	5,000	4,920	5,618
Net occupancy	3,192	2,771	2,654	2,703	2,776
Equipment	2,407	2,604	2,300	2,144	2,174
Marketing	805	953	795	1,716	771
FDIC insurance	971	937	951	965	1,045
Amortization of intangible assets	625	570	519	524	537
Restructuring and merger-related expense	1,178	2,370	1,518	-	-
Other operating expenses	9,398	9,567	8,295	9,157	8,429
Total non-interest expense	40,747	41,581	36,790	36,084	35,665
Income before provision for income taxes	20,775	16,030	16,369	15,447	15,285
Provision for income taxes	4,754	3,380	3,463	3,449	3,295
Net Income	$ 16,021	$ 12,650	$ 12,906	$ 11,998	$ 11,990

Taxable equivalent net interest income	$ 47,812	$ 44,971	$ 43,370	$ 43,197	$ 43,488

Per common share data
Net income per common share - basic	$ 0.55	$ 0.46	$ 0.48	$ 0.45	$ 0.45
Net income per common share - diluted	$ 0.55	$ 0.46	$ 0.48	$ 0.45	$ 0.45
Dividends declared	$ 0.19	$ 0.18	$ 0.18	$ 0.17	$ 0.17
Book value (period end)	$ 24.80	$ 24.45	$ 24.73	$ 24.34	$ 24.11
Tangible book value (period end) (1)	$ 13.74	$ 13.34	$ 14.17	$ 13.76	$ 13.50
Average common shares outstanding - basic	29,211,321	27,523,958	26,664,882	26,647,050	26,628,025
Average common shares outstanding - diluted	29,268,483	27,549,655	26,672,849	26,650,325	26,631,187
Period end common shares outstanding	29,214,018	29,214,660	26,665,519	26,664,644	26,627,689
Full time equivalent employees	1,448	1,507	1,366	1,404	1,371

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights									Page 9
(unaudited, dollars in thousands)
	Quarter Ended
	Mar. 31,		Dec. 31,		Sept. 30,		June 30,		Mar. 31,
Asset quality data	2013		2012		2012		2012		2012
Non-performing assets:
Troubled debt restructurings - accruing	$ 20,420		$ 24,281		$ 24,858		$ 28,165		$ 27,900
Non-accrual loans:
Troubled debt restructurings	17,106		15,001		9,449		11,159		16,935
Other non-accrual loans	25,620		24,371		24,841		28,793		36,139
Total non-accrual loans	42,726		39,372		34,290		39,952		53,074
Total non-performing loans	63,146		63,653		59,148		68,117		80,974
Other real estate and repossessed assets	5,147		5,988		3,951		3,918		3,178
Total non-performing assets	$ 68,293		$ 69,641		$ 63,099		$ 72,035		$ 84,152

Past due loans (1):
Loans past due 30-89 days	$ 14,507		$ 22,543		$ 17,332		$ 15,117		$ 15,034
Loans past due 90 days or more	4,345		5,294		3,560		3,639		3,146
Total past due loans	$ 18,852		$ 27,837		$ 20,892		$ 18,756		$ 18,180

Criticized and classified loans (2):
Criticized loans	$ 84,146		$ 86,777		$ 102,792		$ 122,854		$ 129,312
Classified loans	83,988		85,960		94,613		100,436		107,757
Total criticized and classified loans	$ 168,134		$ 172,737		$ 197,405		$ 223,290		$ 237,069

Loans past due 30-89 days / total loans	0.39%		0.61%		0.52%		0.46%		0.47%
Loans past due 90 days or more / total loans	0.12		0.14		0.11		0.11		0.10
Non-performing loans / total loans	1.71		1.73		1.76		2.08		2.51
Non-performing assets/total loans, other
real estate and repossessed assets	1.85		1.89		1.88		2.20		2.61
Criticized and classified loans / total loans	4.56		4.68		5.89		6.82		7.35

Allowance for loan losses
Allowance for loan losses	$ 51,664		$ 52,699		$ 53,476		$ 53,610		$ 54,395
Provision for credit losses	2,102		3,272		4,497		5,903		6,202
Net loan and deposit account overdraft charge-offs	3,032		4,124		4,566		6,805		6,617

Annualized net loan charge-offs /average loans	0.34%		0.47%		0.54%		0.84%		0.82%
Allowance for loan losses/total loans	1.40%		1.43%		1.59%		1.64%		1.69%
Allowance for loan losses/non-performing loans	0.82	x	0.83	x	0.90	x	0.79	x	0.67	x
Allowance for loan losses/non-performing loans and
loans past due	0.63	x	0.59	x	0.67	x	0.62	x	0.55	x

	Quarter Ended
	Mar. 31,		Dec. 31,		Sept. 30,		June 30,		Mar. 31,
	2013		2012		2012		2012		2012
Capital ratios
Tier I leverage capital	8.92%		9.34%		9.11%		8.94%		8.81%
Tier I risk-based capital	12.88		12.82		13.20		13.11		12.89
Total risk-based capital	14.13		14.07		14.45		14.36		14.14
Average shareholders' equity to average assets	11.91		11.87		11.80		11.66		11.52
Tangible equity to tangible assets (3)	6.97		6.77		7.13		7.00		6.76

(1) Excludes non-performing loans.
(2) Criticized and classified loans may include loans that are also reported as non-performing or past due.
(3) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES					Page 10
The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2013	2012	2012	2012	2012
Return on average tangible equity:
Net income (annualized)	$ 64,974	$ 50,325	$ 51,345	$ 48,255	$ 48,223
Plus: amortization of intangibles (annualized) (1)	1,647	1,473	1,342	1,370	1,405
Net income before amortization of intangibles (annualized)	66,621	51,798	52,687	49,625	49,628

Average total shareholders' equity	722,211	683,694	655,666	648,014	639,180
Less: average goodwill and other intangibles	(323,662)	(290,054)	(281,820)	(282,339)	(282,849)
Average tangible equity	398,548	393,640	373,846	365,676	356,331

Return on average tangible equity	16.72%	13.16%	14.09%	13.57%	13.93%

	Period End
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2013	2012	2012	2012	2012
Tangible book value:
Total shareholders' equity	$ 724,409	$ 714,184	$ 659,322	$ 649,112	$ 642,001
Less: goodwill and other intangible assets	(323,003)	(324,465)	(281,570)	(282,088)	(282,612)
Tangible equity	401,406	389,719	377,752	367,024	359,389

Common shares outstanding	29,214,018	29,214,660	26,665,519	26,664,644	26,627,689

Tangible book value	$ 13.74	$ 13.34	$ 14.17	$ 13.76	$ 13.50

Tangible equity to tangible assets:
Total shareholders' equity	$ 724,409	$ 714,184	$ 659,322	$ 649,112	$ 642,001
Less: goodwill and other intangible assets	(323,003)	(324,465)	(281,570)	(282,088)	(282,612)
Tangible equity	401,406	389,719	377,752	367,024	359,389

Total assets	6,085,448	6,078,717	5,576,959	5,525,405	5,600,643
Less: goodwill and other intangible assets	(323,003)	(324,465)	(281,570)	(282,088)	(282,612)
Tangible assets	5,762,445	5,754,252	5,295,389	5,243,317	5,318,031

Tangible equity to tangible assets	6.97%	6.77%	7.13%	7.00%	6.76%

Net income, excluding restructuring and merger-related expenses per diluted share:
Net income	$ 16,021	$ 12,650	$ 12,906	$ 11,998	$ 11,990
Add: restructuring and merger-related expenses, net of tax (1)	766	1,541	987	-	-
Net income, excluding restructuring and merger-related expenses	$ 16,787	$ 14,191	$ 13,893	$ 11,998	$ 11,990

Average common shares outstanding - diluted	29,268,483	27,549,655	26,672,849	26,650,325	26,631,187

Net income, excluding restructuring and merger-related expense per diluted share	$ 0.57	$ 0.52	$ 0.52	$ 0.45	$ 0.45

Efficiency ratio:
Efficiency ratio is calculated by dividing non-interest expense less restructuring and merger related expenses by the sum of net interest income on a fully taxable equivalent basis plus non-interest income.

(1) Tax effected at 35%.